UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2010

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	000-09881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (540) 984-4141

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On the morning of October 19, 2010, the Company issued a press release announcing that its Board of Directors had declared a cash dividend. The initial press release incorrectly reported that the dividend would be payable to shareholders of record on November 9, 2009; it should have read that the dividend would be payable to shareholders of record on November 9, 2010. The following paragraph reflects the corrected press release, which is also attached.

On October 19, 2010, the Company issued a press release announcing that the Board of Directors had declared a cash dividend of $0.33 per share, an increase of $0.01 per share or 3% over the 2009 dividend. The dividend will be payable December 1, 2010, to shareholders of record on November 9, 2010.

A copy of this press release is included as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release dated October 19, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shenandoah Telecommunications Company (Registrant)
October 19, 2010 (Date)	/s/ ADELE M. SKOLITS Adele M. Skolits Vice President - Finance and Chief Financial Officer (Duly Authorized Officer)